UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C
INFORMATION
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement
ELOXX PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):

☒	No Fee required.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

☐	Fee paid previously with preliminary materials

ELOXX PHARMACEUTICALS, INC.

P.O. Box 274

Arlington, MA 02476

NOTICE OF ACTIONS TAKEN PURSUANT TO WRITTEN CONSENTS OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

You are not being asked to take or approve any action.

This Information Statement is being provided to you solely for your information.

To Our Stockholders:

This information statement (the “Information Statement”) is first being furnished by Eloxx Pharmaceuticals, Inc., a Delaware corporation (the “Company”, “we”, “us” or “our”) on or about [____________], 2026 to the holders of record of the outstanding common stock of the Company, $0.01 par value per share (the “Common Stock”), on April 28, 2026 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to actions taken by written consent in lieu of meeting, on April 28, 2026 (the “Written Consent”), by the holders of a majority of the outstanding shares of Common Stock (the “Majority Stockholders”).

The Written Consent constitutes the consent of the Majority Stockholders and is sufficient under the General Corporation Law of the State of Delaware, our certificate of incorporation, as amended, and our amended and restated bylaws to approve the actions described herein. Accordingly, approval for such actions is not presently being submitted to our other stockholders for a vote. Pursuant to Rule 14c-2 under the Exchange Act, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been first mailed to our stockholders.

The Written Consent:

1.

approved the first amendment (“First Amendment”) to the Company’s 2018 Equity Incentive Plan (the “Original 2018 Plan”) to increase the number of shares of Common Stock available for issuance of awards thereunder to 20,000,000 shares and increase the incentive stock option share limit (“ISO Limit”) to 30,000,000 shares;

2.

approved an amendment and restatement of the Original 2018 Plan, as amended by the First Amendment (the “Restated 2018 Plan”) to extend the period of time during which the Company may grant incentive stock options under the Restated 2018 Plan, further increase the ISO Limit, extend the evergreen provision and incorporate certain administrative and clarifying amendments;

3.

approved amendments to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s Common Stock at a ratio ranging from any whole number between 1-for-2 to 1-for-20, with the exact ratio to be determined at the sole discretion of the Company’s Board of Directors (the “Board”) at any time on or prior to the one-year anniversary of the Record Date; and

4.	approved an amendment to the Company’s Certificate of Incorporation to decrease the number of authorized shares of Common Stock from 500,000,000 to 100,000,000.

As described in this Information Statement, the foregoing actions were approved unanimously by the Board and subsequently by the Majority Stockholders by Written Consent.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company may request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. This Information Statement will be first distributed to you on or about _______, 2026.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

, 2026	By Order of the Board,

Sumit Aggarwal
Chief Executive Officer and President

i

INFORMATION STATEMENT FOR STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

General Information

This information statement (the “Information Statement”) is being mailed or otherwise furnished by Eloxx Pharmaceuticals, Inc., a Delaware corporation (the “Company”, “we”, “us” or “our”) on or about [____________], 2026 to the holders of record of the outstanding common stock of the Company, $0.01 par value per share (the “Common Stock”), on April 28, 2026 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to actions taken by written consent in lieu of meeting, on April 28, 2026 (the “Written Consent”), by the holders of a majority of the outstanding shares of Common Stock (the “Majority Stockholders”).

The Written Consent constitutes the consent of the Majority Stockholders and is sufficient under the General Corporation Law of the State of Delaware (“DGCL”), our certificate of incorporation, as amended, and our amended and restated bylaws (the “Bylaws”) to approve the actions described herein. Accordingly, approval for such actions is not presently being submitted to our other stockholders for a vote. Pursuant to Rule 14c-2 under the Exchange Act, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been first mailed to our stockholders.

This Information Statement is being furnished by us to our stockholders as of the Record Date in order to inform our stockholders that the board of directors of the Company (the “Board”) and the Majority Stockholders have taken and approved the following actions:

1.

Approved the first amendment (“First Amendment”) to the Company’s 2018 Equity Incentive Plan (the “Original 2018 Plan”) to increase the number of shares of Common Stock available for issuance of awards thereunder to 20,000,000 shares and increase the incentive stock option share limit (“ISO Limit”) to 30,000,000 shares;

2.

Approved an amendment and restatement of the Original 2018 Plan, as amended by the First Amendment (the “Restated 2018 Plan”) to extend the period of time during which the Company may grant incentive stock options under the Restated 2018 Plan, further increase the ISO Limit, extend the evergreen provision and incorporate certain administrative and clarifying amendments;

3.

Approved amendments to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to effect a reverse stock split of the Common Stock at a ratio ranging from any whole number between 1-for-2 to 1-for-20 (the “Reverse Stock Split”), with such ratio to be determined at the sole discretion of the Board at any time on or prior to the one-year anniversary of the Record Date; and

4.	Approved an amendment to the Company’s Certificate of Incorporation to decrease the number of authorized shares of common stock of the Company from 500,000,000 to 100,000,000.

No dissenters’ or appraisal rights under the DGCL are afforded to the Company’s stockholders as a result of the approval of the actions set forth above.

Vote Required

To be approved, each of the above actions must receive the affirmative vote of holders of a majority of the shares of our Common Stock cast and entitled to vote, which has already occurred by virtue of the Written Consent signed by the Majority Stockholders. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder. As of the Record Date, the Company had 7,573,935 shares of Common Stock outstanding.

Delivery of Documents to Stockholders Sharing an Address

We will send only one copy of the Information Statement and other corporate mailings to stockholders who share a single address unless we receive contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement or other corporate materials to a stockholder at a shared address to which a single copy of the Information Statement was delivered. Additionally, if current stockholders with a shared address received multiple copies of the Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or by calling the Company’s principal executive offices. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement to the Company at P.O. Box 274, Arlington, MA 02476, telephone: (781) 577-5300.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information relating to the beneficial ownership of our common stock as of the Record Date, by (a) each person, or group of affiliated persons, known by us to beneficially own more than five percent (5%) of the outstanding shares of our common stock, (b) each of our directors, (c) each of our Named Executive Officers (as defined below) and (d) all directors and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to any applicable community property laws.

The percentage of shares beneficially owned is computed on the basis of 7,573,935 shares of our common stock outstanding as of the Record Date. The percentage of shares beneficially owned does not reflect outstanding prefunded warrants to purchase up to 52,048,185 shares of our common stock outstanding as of the Record Date. Shares of our common stock that a person has the right to acquire within 60 days of the Record Date are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Eloxx Pharmaceuticals, Inc., P.O. Box 274, 10 Court Street, Arlington, Massachusetts 02476.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Outstanding
5% Shareholders:
Coastlands Capital LP(1)	1,250,000	16.5%
Entities affiliated with SDMF LLC(2)	1,407,138	18.6%
Named executive officers and directors:
Sumit Aggarwal(3)	1,979,862	25.1%
Daniel E. Geffken(4)	3,750	*
Alan Walts, Ph.D.(5)	107,994	1.4%
Steven D. Rubin(6)	62,870	*
All current directors and named executive officers as a group (4 persons)(7)		26.5%

*	Less than 1%.
(1)

Includes 1,250,000 shares of common stock and excludes 29,362,243 shares of common stock issuable upon the exercise of pre-funded warrants in excess of a beneficial ownership limitation, in each case held by Coastlands Capital Partners LP (“Coastlands Capital”). The pre-funded warrants held by Coastlands Capital prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of Coastlands Capital, its affiliates and any person whose beneficial ownership would be attributable to such entities, would exceed 4.99%. Coastlands Capital LP (“Coastlands”) and Coastlands Capital GP LLC (“Coastlands GP LLC”) are the investment adviser and general partner, respectively, of Coastlands Capital. Coastlands Capital LLC (“Coastlands GP”) is the general partner of Coastlands. Matthew D. Perry is the control person of Coastlands, Coastlands Capital, Coastlands GP and Coastlands GP LLC (collectively, the “Coastlands Entities”). The Coastlands Entities and Mr. Perry each disclaim membership in a group and beneficial ownership of the shares of common stock except to the extent of their respective pecuniary interests therein. The address and principal office of the Coastlands Entities and Mr. Perry is 601 California Street, Suite 1210, San Francisco, CA 94108.

(2)

Includes 1,407,138 shares of common stock and excludes (i) 1,372,652 shares of common stock issuable upon the exercise of pre-funded warrants held by Domicilium Fund III LP (“Domicilium Fund”), (ii) 13,156,740 shares of common stock issuable upon the exercise of pre-funded warrants held by BKJLAGG LLC (“BKJLAGG”), (iii) 6,724,489 shares of common stock issuable upon the exercise of pre-funded warrants held by Bold Stroke Investments, LLC (“Bold Stroke Investments”) and (iv) 960,553 shares of common stock issuable upon the exercise of pre-funded warrants held by MSEK CHARLESTON LLC (“MSEK CHARLESTON”). These pre-funded warrants prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of the holder, its affiliates and any person whose beneficial ownership would be attributable to such entities, would exceed 4.99%. SDMF 4 LLC (“SDMF”) is the general partner of Domicilium Fund. Micah Simon is the managing member and control person of SDMF, BKJLAGG, Bold Stroke Investments and MSEK CHARLESTON (collectively, the “SDMF Entities”). The SDMF Entities and Mr. Simon each disclaim membership in a group and beneficial ownership of the shares of common stock except to the extent of their respective pecuniary interests therein. The address and principal office of the SDMF Entities and Mr. Simon is 14717 NC Highway 73, Huntersville, NC 28078.

(3)	Includes options to purchase 312,036 shares of common stock exercisable within 60 days of the Record Date and 103,125 shares of restricted common stock subject to a repurchase right by the Company.
(4)

Includes options to purchase 2,500 shares of common stock exercisable within 60 days of the Record Date, which are owned by Danforth Advisors, LLC (“Danforth”), with which Mr. Geffken may be deemed to share voting power and investment control in his capacity as a managing director. Mr. Geffken disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(5)	Includes options to purchase 94,369 shares of common stock exercisable within 60 days of the Record Date.
(6)	Includes options to purchase 49,245 shares of common stock exercisable within 60 days of the Record Date.

EXECUTIVE AND DIRECTOR COMPENSATION

The following is a discussion of the compensation arrangements of our named executive officers. As a smaller reporting company, we have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies which require compensation disclosure for our principal executive officer and our next two most highly compensated executive officers (other than our principal executive officer) as of the end of the last completed fiscal year (collectively, the “Named Executive Officers” or “NEOs”). Also, as a smaller reporting company, we are not required to include, and have not included, a Compensation Discussion and Analysis and certain of the other compensation tables required by Item 402 of Regulation S-K. Further, as a smaller reporting company, we are exempt from certain other requirements related to executive compensation, including the requirement to hold advisory votes on the compensation of our Named Executive Officers, the requirement to disclose a CEO pay ratio and the requirement to disclose certain “pay versus performance” information, as applicable.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to our NEOs for the years ended December 31, 2025 and December 31, 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Sumit Aggarwal	2025	630,888	—	150,000	649,284	315,444	9,463	1,755,079
Chief Executive Officer	2024	630,888	—	17	—	346,988	13,800	991,692
Daniel E. Geffken(5)	2025	—	—	—	—	—	4,439	4,439
Interim Chief Financial Officer	2024	—	—	—	—	—	12,949	12,949

(1)

Amounts reflect the aggregate grant date fair value of stock awards granted during the relevant fiscal year calculated in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in Note 11 to our audited financial statements included in our Annual Report on Form 10-K filed with the SEC on March 17, 2026 (the “Annual Report”). These amounts do not reflect the actual economic value that may be realized by the Named Executive Officer upon the vesting of the restricted stock units or the sale of the common stock underlying such restricted stock units. The grant date fair value was not adjusted to take into account any estimated forfeitures.

(2)

Amounts reflect the aggregate grant date fair value of option awards granted during the relevant fiscal year calculated in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in Note 11 to our audited financial statements included in the Annual Report. These amounts do not reflect the actual economic value that may be realized by the Named Executive Officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options. The grant date fair value was not adjusted to take into account any estimated forfeitures. No other shares were granted to our executives.

(3)	Represents a cash incentive plan award for performance in the applicable fiscal year. Mr. Geffken, as Interim Chief Financial Officer, is not eligible for a cash incentive plan award.
(4)	Amounts shown in the “All Other Compensation” column includes only that compensation that was not generally available to all Company employees during 2025 and 2024.
(5)

Mr. Geffken provides services through Danforth, a consulting entity. The amount shown in the “All Other Compensation” column for Mr. Geffken includes compensation paid to Danforth for Mr. Geffken’s services. We paid Danforth an aggregate amount of $527,680 and $450,437 for fiscal years 2024 and 2025, respectively.

Narrative Disclosure to 2025 Summary Compensation Table

Elements of Our Compensation Programs for Named Executive Officers

The goal of our compensation plans and programs is to deliver appropriate, fiscally responsible compensation to Named Executive Officers that focuses their efforts on delivering results against short- and long-term objectives, provides sustained value to stockholders and encourages the taking of responsible, appropriate and balanced risks.

Our Compensation Committee believes that compensation for our Named Executive Officers must be a mix of variable compensation (both short- and long-term) and fixed compensation (base salary) in order to reinforce our executives’ responsibility to balance short- and long-term performance while maintaining focus on delivering value for our stockholders. As such, our programs offer opportunity for higher compensation for successful performance and lower compensation in the absence of success. Accordingly, we have designed our compensation programs to include the following components:

Base Salary

Base salaries for our Named Executive Officers who are employees provide a fixed rate of pay and serve as the basis for calculating targets in certain variable pay programs. Starting salaries and subsequent increases are determined based on the following factors:

•	performance, experience, expected future contribution and ability to deliver value to stockholders;

•	analysis of internal pay relationships; and

•	market conditions and competitive positioning.

Annual Bonus

Our variable pay plan is designed to focus our NEOs’ efforts on annual goals and objectives that are established in order to contribute to the short- and long-term success of our business. The Compensation Committee reviews and approves each plan year’s targets and performance metrics to ensure that they are challenging and commensurate with our short- and long-term business plan. Actual payments made are calculated based on performance in relation to the Compensation Committee approved goals.

Equity Grants

The Compensation Committee maintains that equity awards must align the interests of our Named Executive Officers with those of our stockholders through rewarding exceptional corporate performance, stockholder returns and ensuring that decisions made in the short-term solidify a strong future for us. As such, awards granted pursuant to the Restated 2018 Plan are an essential component of our total compensation strategy. The equity pool of awards available to grant to all employees (including our Named Executive Officers) in any given year is approved at the end of the prior year by the Compensation Committee, subject to the overall maximum amount of shares of our common stock available under the Restated 2018 Plan. Equity awards may take the form of, among others, stock options, restricted stock units or performance stock units.

See the “Outstanding Equity Awards at Fiscal Year-End” table below for information on the equity awards granted to our Named Executive Officers that remained outstanding as of December 31, 2025 and 2024.

Executive Benefits and Perquisites

All of our full-time employees, including our Named Executive Officers, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits. Our Named Executive Officers who are employees participate in these plans on the same basis as other eligible employees.

Retirement Plans
We maintain a 401(k) plan in which U.S. employees of the Company who meet certain eligibility requirements, including our Named Executive Officers who are employees, are eligible to participate. The 401(k) plan is a U.S.
tax-qualified
defined contribution retirement plan under which eligible employees may defer their eligible compensation, subject to the limits imposed by the U.S. Internal Revenue Code (the
“Code”
).
Nonqualified Deferred Compensation
We do not maintain nonqualified defined contribution plans or other nonqualified deferred compensation plans. Our Board may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.
Clawback Policy
We have adopted a Policy for Recovery of Erroneously Awarded Compensation (also known as a clawback policy) that is compliant with the Nasdaq listing rules, as required by the Dodd-Frank Act, which is filed as Exhibit 97.1 to the Annual Report.
Equity Award Grant Practices
We have had no program, plan, or practice pertaining to the timing of stock option grants to Named Executive Officers coinciding with the release of material non-public
information. Annual grants of stock options to employees are typically approved by our Compensation Committee or our president and chief executive officer pursuant to a delegation of authority from our Compensation Committee in the first quarter of each year as part of our annual compensation cycle. Our Board or Compensation Committee may also approve grants at other times as they deem appropriate. The timing of any equity grants to newly-hired employees, or in connection with promotions or other non-routine
grants, is generally tied to the event giving rise to the award, although non-executive
new hire stock option awards are generally approved at the beginning of the calendar month following the individual’s commencement of employment. During 2025, we did not grant any stock options or option-like instruments to any of our Named Executive Officers during the period specified under Item 402(x) of Regulation
S-K.
Outstanding Equity Awards at Fiscal
Year-End
The following table shows the equity awards held by our Named Executive Officers, as of December 31, 2025. Mr. Geffken did not hold any outstanding equity awards as of December 31, 2025.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units Stock that Have Not Vested(#)		Market Value Shares of Units of Stock that Have Not Vested($) (1)
Sumit Aggarwal	1/24/2024	—	—				30,000	(6)	$7,200
	10/16/2024	—	—				123,750	(7)	$29,700
	9/19/2025	144,687	1,736,275	(2)	$0.1500	9/19/2035
	9/19/2025	—	612,245	(3)	$0.1500	9/19/2035
	9/19/2025	—	1,248,570	(4)	$0.1500	9/19/2035
	9/19/2025	—	3,617,173	(5)	$0.1500	9/19/2035

(1)	Market value is calculated based on the fair market value per share of our common stock on December 31, 2025 ($0.24).

(2)	Options vest over a period of three years with 1/36 vesting on October 31, 2025, and 1/36 of the remaining options vesting in equal monthly increments consecutively for the 35 months thereafter.
(3)	Options vest over a period of three years with 1/36 vesting on January 31, 2026, and 1/36 of the remaining options vesting in equal monthly increments consecutively for the 35 months thereafter.
(4)	Options vest over a period of three years with 1/36 vesting on March 30, 2026, and 1/36 of the remaining options vesting in equal monthly increments consecutively for the 35 months thereafter.
(5)
Options will be eligible to vest upon the closing (the “Tranche 1C Vesting Commencement Date(s)”) of the sale of publicly traded securities of the Company in a financing transaction in 2026, provided that only options representing 5% of the total number of shares of common stock sold in any such financing transaction(s) shall become eligible to vest upon any such closing. The options will vest as to 1/36 of the options eligible to vest following the satisfaction of the performance goal at any given time on the last day of the first month following each Tranche 1C Vesting Commencement Date, with the remaining options vesting thereafter in equal monthly increments consecutively for the 35 months thereafter.

(6)	Represents restricted stock units that vested 25% on January 24, 2026 and will vest as to the remainder on January 24, 2027.
(7)	Represents a restricted stock award that vests in twelve (12) equal quarterly installments following October 16, 2025.
The following table shows the equity awards held by our Named Executive Officers as of December 31, 2024. Mr. Geffken did not hold any outstanding equity awards as of December 31, 2024.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units Stock that Have Not Vested(#)		Market Value Shares of Units of Stock that Have Not Vested($) (1)
Sumit Aggarwal	4/1/2021	33,357	2,223	(2)	$0.0001	4/1/2031	—		—
	5/18/2021	23,260	1,550	(2)	$0.0001	4/1/2031	—		—
	2/6/2022	32,094	10,696	(3)	$0.0001	2/6/2032	—		—
	1/25/2023	—	68,700	(4)	$0.0001	1/25/2033	—		—
	8/23/2023	—	25,000	(5)	$0.0001	8/23/2033	—		—
	1/24/2024	—	—		$—		60,000	(6)	$6
	10/16/2024	—	—		$—		165,000	(7)	$17

(1)	Market value is calculated based on the fair market value per share of our common stock on December 31, 2024 ($0.0001).
(2)
Options vested over a period of four years with 25% of the options vesting on the first anniversary of the vesting commencement date (April 1, 2021) and the remainder vesting in equal quarterly installments thereafter.

(3)
Options vested over a period of four years with 25% of the options vesting on the first anniversary of the vesting commencement date (February 6, 2022) and the remainder vesting in equal quarterly installments thereafter.

(4)
Options vested over a period of four years with 25% of the options vesting on the first anniversary of the vesting commencement date (January 25, 2023) and the remainder vesting in equal quarterly installments thereafter.

(5)
Option vested upon the earliest to occur of: (i) the Company achieving a market capitalization of $35 million or more (as calculated based on the closing price of a share of Common Stock and the number of shares of Common Stock outstanding on the applicable testing date, as tested on a daily basis), (ii) the consummation of one or more capital raising transactions (whether in the form of cash, debt, equity or other property, or a combination thereof) having an aggregate value of least $25 million, or (iii) the consummation of a change in control.

(6)

Represents restricted stock units that vested as to 50% of the total restricted stock units on January 24, 2025, with the remainder vesting in two equal annual installments thereafter (25% on January 24, 2026 and 25% on January 24, 2027).

(7)	Represents a restricted stock award that will vest as to 25% of the restricted shares on October 16, 2025 and the remainder vesting in equal quarterly installments thereafter.

Employment Arrangements

Named Executive Officers:

2021 Employment Agreement with Sumit Aggarwal

The Company entered into an employment agreement with Mr. Aggarwal effective as of April 1, 2021, wherein he agreed to serve as the Company’s President and Chief Executive Officer. Under the agreement, Mr. Aggarwal receives an initial annual base salary of $530,000 and is also eligible to earn an annual performance-based bonus with a target value equal to 50% of his base salary, and an annual “stretch” bonus of an additional 50% of his base salary, with such stretch bonus to be earned, if at all, based upon achievement of individual or company performance goals and/or such other factors as determined by the Board (or a committee thereof) in its discretion.

The employment agreement can be terminated by the Company with or without “Cause”, due to Mr. Aggarwal’s death or “Disability” or by Mr. Aggarwal with or without “Good Reason” (in each case, as such terms are defined in the employment agreement).

If Mr. Aggarwal’s employment with the Company is terminated due to his death or Disability, Mr. Aggarwal will be entitled to receive any earned but unpaid bonus in respect of the most recently completed fiscal year of the Company (the “Prior Year Bonus”) and a pro-rata bonus for the year of termination (which will be determined (prior to pro-ration) based on his target bonus for the year if performance goals have not yet been established for the year of termination at the time of termination, or based on actual performance if performance goals have been established for the year of termination at the time of termination) (as applicable, the “Pro-Rata Bonus”).

If Mr. Aggarwal’s employment with the Company is terminated by the Company without Cause or by Mr. Aggarwal for Good Reason, Mr. Aggarwal will be entitled to the following payments and benefits: (i) the Prior Year Bonus, (ii) the Pro-Rata Bonus, (iii) 12 months’ base salary, payable in a lump sum (the “Salary Severance”), (iv) reimbursement for premiums for continued coverage pursuant to COBRA, or payment in lieu thereof, for a period of 12 months following termination (or until eligible for equivalent health insurance in connection with new employment or self-employment, or until no longer eligible for COBRA continuation coverage) (the “COBRA Benefit”), (v) 100% of all outstanding equity incentive awards with time-based vesting will vest in full and any equity incentive awards with performance-based vesting will vest based on target performance, in each case, as of the date of such termination and (vi) any vested awards of stock options will remain exercisable for a period equal to the shorter of (A) one year following termination and (B) the remaining term of the award (unless the applicable award provides for more favorable treatment on termination).

If there is a “Corporate Transaction” (as defined in the Restated 2018 Plan) during Mr. Aggarwal’s employment pursuant to the agreement, all outstanding and unvested equity incentive awards held by him as of such time will accelerate and become fully vested and exercisable or payable immediately prior to the closing of such Corporate Transaction.

If Mr. Aggarwal’s employment with the Company is terminated by the Company without Cause or by Mr. Aggarwal for Good Reason, in either case, within the 24-month period immediately following a Corporate Transaction, Mr. Aggarwal will be entitled to the same payments and benefits as set forth above in connection with a termination by the Company without Cause or by Mr. Aggarwal for Good Reason, except (i) the Salary Severance will be increased to a total of 18 months’ base salary, (ii) in lieu of the Pro-Rata Bonus, Mr. Aggarwal will be entitled to receive an amount equal to his target annual bonus and (iii) the COBRA Benefit will cover the 18-month period following termination.

Mr. Aggarwal’s entitlement to the foregoing severance payments and benefits is generally subject to his execution of a release of claims in favor of the Company and its affiliates following termination, and his continuing compliance with all confidentiality obligations and restrictive covenants to which he is subject.

Agreement with Danforth Advisors, LLC

Daniel Geffken provides services through Danforth Advisors, a consulting entity, of which he is an employee. Danforth Advisors provides consulting services on an hourly basis for the benefit of the Company, including those services provided by Mr. Geffken.

Non-Employee Director Compensation Table

From time to time, the Board has determined to provide our non-employee directors with cash or equity compensation, although we do not maintain a formal director compensation policy or program. The following table sets forth information concerning the compensation awarded to, earned by or paid during fiscal years 2025 and 2024 to each individual who served as a non-employee director in any of those years.

Name	Year	Fee Earned or Paid in Cash ($)	Stock Awards($)	Option Awards($)(1)	All Other Compensation ($)	Total ($)
Alan Walts, Ph.D.	2025	65,000	—	35,611	—	100,611
	2024	65,000	—	—	—	65,000
Steven D. Rubin	2025	55,000	—	16,187	—	71,187
	2024	55,000	—	—	—	55,000
Lindsey Androski(2)	2025	13,750	—	—	—	13,750
	2024	55,000	—	—	—	55,000

(1)

Amounts reflect the aggregate grant date fair value of option awards granted during 2025 calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to our audited financial statements included in the Annual Report. These amounts do not reflect the actual economic value that may be realized by the non-employee director upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock upon the vesting of underlying stock options. The grant date fair value was not adjusted to take into account any estimated forfeitures. As of December 31, 2024, our non-employee directors who served as non-employee directors during 2024 held the following number of stock options: Dr. Walts, 4,441 options; Mr. Rubin, 7,334 options; and Ms. Androski, 3,859 options. As of December 31, 2025, our non-employee directors who served as non-employee directors during 2025 held the following number of stock options and restricted stock units: Dr. Walts, 400,121 options and 10,750 restricted stock units; Mr. Rubin, 187,138 options and 10,750 restricted stock units; and Ms. Androski, no options or restricted stock units.

(2)	Ms. Androski resigned from the Board on August 6, 2025.

The following sets forth the cash compensation paid to our non-employee directors in 2025 and 2024 for service on our Board or committees thereof. Equity awards are determined annually at the discretion of the Board.

	Annual Fee ($)
Description	Chair	Member
Board of Directors	—	40,000
Audit Committee	15,000	7,500
Compensation Committee	10,000	7,500

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers serves, or served in prior years, as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board of directors or our compensation committee.

PAY VERSUS PERFORMANCE
In accordance with the SEC’s disclosure requirements regarding pay versus performance, this section presents the
SEC-defined
“Compensation Actually Paid”. Also required by the SEC, this section compares compensation actually paid to various measures used to gauge our performance. Compensation actually paid is a supplemental measure to be viewed alongside performance measures as an addition to the philosophy and strategy of compensation-setting discussed elsewhere in this Proxy Statement, not in replacement.
Pay Versus Performance Table
The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2023, 2024 and 2025, and our financial performance for each such fiscal year:

	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($) (1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1)	Value of Initial Fixed $100 Investment Based on:	Net Income ($)
Year					Total Shareholder Return ($)
2023	1,282,293	977,771	233,178	233,178	0.01	(17,054000)
2024	991,692	991,698	12,949	12,949	0.01	(3,143,000)
2025	1,755,079	1,662,791	4,439	4,439	13.19	(5,995,000)

(1)
Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2023	Sumit Aggarwal	Daniel E. Geffken and Vijay Modur
2024	Sumit Aggarwal	Daniel E. Geffken
2025	Sumit Aggarwal	Daniel E. Geffken
Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2023		2024		2025
Adjustments	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(309,000)	—	(17)	—	(799,284)	—
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	—	—	23	—	483,336	—
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	—	—	—	170,237	—

Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(54,249)	—	—	—	42,038	—
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	59,327	—	—	—	11,365	—
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	—	—	—	—	—
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	—	22,624	—	—	—

Total Adjustments	(304,522)	—	(22,630)	—	(92,288)	—

Narrative Disclosure to Pay Versus Performance Table
Relationship Between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative Total Shareholder Return (“TSR”), and (ii) our net income, in each case, for the fiscal years ended December 31, 2023, 2024 and 2025.
TSR amounts reported in the graph assume an initial fixed investment of $100.

Compensation Actually Paid Versus Total Shareholder Return
Compensation Actually Paid
1,800,000
1,600,000
1,400,000
1,200,000
1,000,000
800,000
600,000
400,000
200,000
-
Total Shareholder Return
14.00
12.00
10.00
8.00
6.00
4.00
2.00
-
FY 2023
FY 2024
FY 2025
PEO Compensation Actually Paid - Aggarwal
Non-PEO NEO Compensational Actually Paid
Total Shareholder Return

Compensation Actually Paid Versus Net loss
Compensation Actually Paid
1,800,000
1,600,000
1,400,000
1,200,000
1,000,000
800,000
600,000
400,000
200,000
-
Net loss
-
(2,000,000.00)
(4,000,000.00)
(6,000,000.00)
(8,000,000.00)
(10,000,000.00)
(12,000,000.00)
(14,000,000.00)
(16,000,000.00)
(18,000,000.00)
FY 2023
FY 2024
FY 2025
PEO Compensation Actually Paid - Aggarwal
Non-PEO NEO Compensational Actually Paid
Net loss

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains “forward-looking statements” within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of present and historical facts contained in this Information Statement are forward-looking statements. Without limiting the foregoing, in some cases, you can identify forward-looking statements by terms such as “aim,” “may,” “will,” “would,” “should,” “expect,” “explore,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “seeks,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. No forward-looking statement is a guarantee of future results, performance, or achievements, and one should avoid placing undue reliance on such statements.

Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to us. Such beliefs and assumptions may or may not prove to be correct. Additionally, such forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified in Part I, Item 1A. “Risk Factors” and Part II. Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Annual Report.

Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risks and uncertainties.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. You should not rely upon forward-looking statements as predictions of future events. All forward-looking statements speak only as of the date of this Information Statement. Unless required by law, we will not undertake and we specifically disclaim any obligation to release publicly the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of events, whether or not anticipated. In that respect, we wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.

You should review our reports filed with the SEC described in the sections of this Information Statement entitled “Additional Information,” all of which are accessible on the SEC’s website at www.sec.gov.

ACTIONS ONE AND TWO

APPROVAL OF THE COMPANY’S FIRST AMENDMENT TO THE ORIGINAL 2018 PLAN AND

APPROVAL OF THE RESTATED 2018 PLAN

Introduction

On March 12, 2018, our Board of Directors (the “Board”) adopted the Company’s 2018 Equity Incentive Plan which was subsequently approved by our stockholders by written consent on March 26, 2018 (the “Original 2018 Plan”).

On September 19, 2025, the Board approved and adopted the first amendment to the Original 2018 Plan (the “First Amendment”) to increase the number of shares of Common Stock available for issuance of awards thereunder to 20,000,000 shares and increase the incentive stock option share limit (the “ISO Limit”) to 30,000,000 shares.

On April 27, 2026, the Board approved and adopted, subject to stockholder approval, the amendment and restatement of the Original 2018 Plan, as amended by the First Amendment (the “Restated 2018 Plan”), to extend the period of time during which the Company may grant incentive stock options under the Restated 2018 Plan, increase the ISO Limit to 80,000,000 shares, extend the evergreen provision and incorporate certain administrative and clarifying amendments.

On April 28, 2026, the First Amendment and Restated 2018 Plan, which are separate actions, were subsequently approved by our stockholders by written consent. A summary of the First Amendment and the Restated 2018 Plan, which incorporates the terms of the First Amendment, are set forth below.

A copy of the First Amendment and the Restated 2018 Plan are included as Appendix A and Appendix B, respectively, to this Information Statement.

ACTION ONE

APPROVAL OF THE COMPANY’S FIRST AMENDMENT TO THE ORIGINAL 2018 PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR GRANT AND THE ISO LIMIT

Purpose of the Amendment

The purpose of the First Amendment was to increase (i) the number of shares available for grant under the Original 2018 Plan (“Share Reserve”) to 20,000,000 shares and (ii) the number of shares available for issuance pursuant to the ISO Limit to 30,000,000 shares. Upon the effectiveness of the First Amendment, the total number of shares available for new awards to employees, non-employee directors and other key personnel increased to 20,000,000 shares, which increase represented approximately 32% of the Company’s fully diluted equity as of December 31, 2025.

Approval of the First Amendment by the Company’s stockholders was obtained to allow the shares added to the Share Reserve to be used to grant incentive stock options to certain participants under the Original 2018 Plan, as required by the Code. The Company recognizes the impact of dilution on its stockholders and evaluated its increase to the Share Reserve and ISO Limit under the First Amendment carefully in the context of the need to align the long-term financial interests of its employees, consultants, and directors with the financial interests of its stockholders. In addition, the Board believes that the ability to grant incentive stock options and other equity-based awards will help the Company to attract, retain, and motivate employees, consultants, and directors and encourages them to devote their best efforts to the Company’s business and financial success.

Based on current expectations for possible future awards, the Company recommended that an additional 20,000,000 shares be made available for issuance under the Original 2018 Plan. The closing price on the OTC

Expert Markets for the Company’s shares on April 17, 2026 was $0.084 per share. The Company anticipates the Share Reserve and ISO Limit will be sufficient to cover equity awards for at least the next several years, as the Company intends to increase headcount over the upcoming months. Despite this estimate, the duration of the Share Reserve and increase in the ISO Limit may be shorter or longer depending on various factors such as stock price, aggregate equity needs and equity award type mix.

Eligibility

All of the Company’s (including its affiliates’) employees, non-employee directors and consultants are eligible to participate in the Original 2018 Plan, as amended by the First Amendment, and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the Original 2018 Plan, as amended by the First Amendment, only to the Company’s employees (including officers) and employees of its affiliates, subject to limitations set by the Code. As of April 17, 2026, there were approximately 10 employees of the Company (and its affiliates), two non-employee directors and one consultant eligible to participate in the Original 2018 Plan, as amended by the First Amendment, and who will be eligible to participate in the Restated 2018 Plan.

Other Material Provisions

For a detailed description of the other material terms of, certain tax consequences associated with participation in and other information regarding the Original 2018 Plan, as amended by the First Amendment and the subsequent amendment and restatement thereof in the form of the Restated 2018 Plan, please see the description included below at Action Two, which is incorporated into this Action One by reference.

Equity Compensation Plan Information

Please see the Equity Compensation Plan Information table included below at Action Two, which is incorporated into this Action One by reference.

New Plan Benefits

The table below sets forth awards that were made under the Original 2018 Plan, as amended by the First Amendment, prior to the date of this Information Statement for (i) the Chief Executive Officer, (ii) all non-executive directors as a group, and (iii) all employees, including all current officers who are not executive officers, as a group. Other than Mr. Aggarwal, none of our other Named Executive Officers or executive officers received incentive equity awards under the Original 2018 Plan, as amended by the First Amendment. For a description of the vesting conditions for the options granted to Mr. Aggarwal, see the footnotes to the Outstanding Equity Awards at Fiscal Year-End table above. The vesting conditions for the options granted to the Non-Executive Directors and Non-Executive Officer Employee Group vest ratably on an annual basis over three of four years.

Name and Position	Number of Options	Weighted Average Exercise Price	Expiration Date
Sumit Aggarwal, Chief Executive Officer	1,736,275	$0.1500	9/19/2035
	612,245	$0.1500	9/19/2035
	1,248,570	$0.1500	9/19/2035
	3,617,173	$0.1500	9/19/2035
Non-Executive Director Group	575,534	$0.15	9/19/2035
Non-Executive Officer Employee Group	2,048,211	$0.18	Between 9/19/2035 and 12/10/2035

Historical Equity Awards Table

The table below sets forth the number of restricted stock units, restricted stock awards and stock options granted over the lifetime of the Original 2018 Plan, as amended by the First Amendment, to the individuals and groups indicated below as of April 27, 2026. No other forms of equity awards have been granted under the Original 2018 Plan as of April 27, 2026.

Name and Position	Restricted Stock Units (#)	Restricted Stock (#)	Stock Options (#)
Sumit Aggarwal Chief Executive Officer	66,978	1,165,000	7,411,143
Daniel E. Geffken Interim Chief Financial Officer	—	—	2,500
All Current Executive Officers as a Group	66,978	1,165,000	—
All Non-Executive Officer Directors as a Group	39,942	—	587,224
Each Nominee for Election as a Director (0 Persons)	—	—	—
Each Associate of Any Director, Executive Officer or Nominee (0 Persons)	—	—	—
Each Other Person Who Received or Is to Receive 5% of Awards (0 Persons)	—	—	—
All Non-Executive Officer Employees as a Group (0 Persons)	106,920	1,165,000	8,000,867

Vote Required

Under the DGCL, our Certificate of Incorporation and our Bylaws, the written consent of stockholders holding a majority of the issued and outstanding shares of Common Stock is required to adopt the First Amendment to the Original Plan. Accordingly, this action was approved by the affirmative vote of the Majority Stockholders through the Written Consent.

ACTION TWO

APPROVAL OF THE RESTATED 2018 PLAN TO EXTEND THE TERM, INCREASE THE ISO LIMIT, EXTEND THE EVERGREEN PROVISION AND INCORPORATE CERTAIN ADMINISTRATIVE AND CLARIFYING AMENDMENTS

General Information

The purpose of the Restated 2018 Plan was to (i) extend the period of time during which the Company may grant incentive stock options under the Restated 2018 Plan, (ii) increase the ISO Limit to 80,000,000 shares, (iii) extend the evergreen provision and (iv) incorporate certain administrative and clarifying amendments.

The “evergreen provision” under the Original 2018 Plan (permitting the share reserve to annually increase on January 1 by 5% of the outstanding Capital Stock (as defined in the Restated 2018 Plan) measured as of December 31 of the prior year, unless the Board determines otherwise) would have expired on January 1, 2028. In addition, the Company would have no longer been able to grant incentive stock options under the Original 2018 Plan following March 12, 2028. Following the approval by our stockholders of the Restated 2018 Plan on April 28, 2026, the evergreen provision will expire on January 1, 2036, allowing the Company to continue to receive increases in the number of shares available for issuance without seeking further stockholder approval, and the Company will be able to continue to grant incentive stock options through April 27, 2036. The closing price on the OTC Experts Markets for the Company’s shares on April 17, 2026 was $0.084 per share.

The Company’s employee equity compensation program, as implemented under the Restated 2018 Plan, allows the Company to remain competitive with comparable companies in its industry by giving it the resources to attract and retain talented individuals to achieve its business objectives and build stockholder value. The Restated 2018 Plan provides the Company with the flexibility it needs to use equity compensation and other incentive awards to attract, retain and motivate talented employees, directors and independent contractors who are important to the Company’s long-term growth and success.

Information Regarding Equity Incentive Program

It is critical to the Company’s long-term success that the interests of its employees, directors and consultants are tied to its success as “owners” of the business. The Restated 2018 Plan allows the Company to grant stock options and other equity awards at levels it determines to be appropriate in order to attract new employees and directors, retain existing employees and directors and to provide incentives for such persons to exert maximum efforts for the Company’s success and ultimately increase stockholder value. The Restated 2018 Plan allows the Company to utilize a broad array of equity incentives with flexibility in designing equity incentives, including traditional stock option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards and performance stock awards to offer competitive equity compensation packages in order to retain and motivate the talent necessary for the Company.

Summary of Material Terms of the Restated 2018 Plan

The following description of the Restated 2018 Plan, which is inclusive of the amendments made to the Original 2018 Plan by the First Amendment, is only a summary of the Restated 2018 Plan’s principal terms and provisions. The summary is qualified in its entirety by reference to the full copy of the Restated 2018 Plan, attached as Appendix B to this Information Statement.

Purpose

The Restated 2018 Plan is designed to secure and retain the services of the Company’s employees, directors and consultants, provide incentives for the Company’s employees, directors and consultants to exert maximum efforts for the success of the Company and its affiliates, and provide a means by which the Company’s employees, directors and consultants may be given an opportunity to benefit from increases in the value of its Common Stock.

Types of Awards

The terms of the Restated 2018 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance awards that may be settled in cash, stock, or other property.

Shares Available for Awards

Subject to adjustment for specified changes in the Company’s capitalization, the Share Reserve under the Restated 2018 Plan after April 28, 2026 shall not exceed 19,240,639 shares, which number is the sum of (i) 9,161,992 new shares added on September 19, 2025 pursuant to the First Amendment to the Original 2018 Plan that remain available for grant as of April 28, 2026, plus (ii) 239,511 new shares added to the Restated 2018 Plan on January 1, 2026 (pursuant to the Original 2018 Plan’s annual evergreen share increase), plus (iii) 9,839,136 shares underlying outstanding awards under the Plan as of April 28, 2026, as such shares become available again from time to time pursuant to the Plan’s share recycling provisions. In addition, the Share Reserve will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1st of the year following the year in which the effective date of the Restated 2018 Plan occurs, and ending on (and including) January 1, 2036, in an amount equal to 5% of the shares of Capital Stock (as defined in the Restated 2018 Plan) outstanding on December 31st of the preceding calendar year; however the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the automatic increase.

The following shares of Common Stock will become available again for issuance under the Restated 2018 Plan: (i) any shares subject to a stock award that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to a stock award that are not issued because such stock award is settled in cash; (iii) any shares issued pursuant to a stock award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares; and (iv) any shares reacquired by the Company in satisfaction of tax withholding obligations on a stock award or as consideration for the exercise or purchase price of a stock award.

Eligibility

All of the Company’s (including its affiliates’) employees, non-employee directors and consultants are eligible to participate in the Restated 2018 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the Restated 2018 Plan only to the Company’s employees (including officers) and employees of its affiliates. As of April 17, 2026, there were approximately 10 employees of the Company (and its affiliates), two non-employee directors and one consultant expected to participate in the Restated 2018 Plan.

Non-Employee Director Compensation Limit

Under the Restated 2018 Plan, the maximum number of shares of Common Stock subject to stock awards granted under the Restated 2018 Plan or otherwise during any one calendar year to any non-employee director, taken together with any cash fees paid by the Company to such non-employee director during such calendar year for services on its Board, may not exceed $500,000 in total value (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes), or, with respect to the calendar year in which a non-employee director is first appointed or elected to the Board, $1,000,000. The Board may make exceptions to the foregoing limits in extraordinary circumstances in its sole discretion.

Administration

The Restated 2018 Plan is administered by the Board, which may in turn delegate authority to administer the Restated 2018 Plan to a committee. The Board may delegate concurrent authority to administer the Restated 2018 Plan to its compensation committee, but may, at any time, revest in itself some or all of the power delegated to its compensation committee. The Board and its compensation committee are each considered to be a Plan Administrator for purposes of this Information Statement. Subject to the terms of the Restated 2018 Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of Common Stock subject to or the cash value of awards, and the terms and conditions of awards granted under the Restated 2018 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise or strike price of stock options and stock appreciation rights granted under the Restated 2018 Plan.

The Plan Administrator may also delegate to one or more officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares of Common Stock subject to such stock awards. Under any such delegation, the Plan Administrator will specify the total number of shares of Common Stock that may be subject to the stock awards granted by such officer. The officer may not grant a stock award to himself or herself.

The Plan Administrator has the authority to modify outstanding awards under the Restated 2018 Plan, with the consent of any adversely affected participant. Subject to the terms of the Restated 2018 Plan, the Plan Administrator has the authority to reduce the exercise, purchase or strike price of any outstanding stock award, cancel any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles.

Stock Options

Stock options may be granted under the Restated 2018 Plan pursuant to stock option agreements. The Restated 2018 Plan permits the grant of stock options that are intended to qualify as incentive stock options (“ISOs”) and nonstatutory stock options (“NSOs”).

The exercise price of a stock option granted under the Restated 2018 Plan may not be less than 100% of the fair market value of the Common Stock subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the Restated 2018 Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Except as otherwise provided in a participant’s stock option agreement or other written agreement with the Company or one of its affiliates, if a participant’s service relationship with the Company or any of its affiliates, referred to in this Information Statement as continuous service, terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other written agreement with the Company or one of its affiliates, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability or for up to 18 months following the participant’s death. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with the Company or one of its affiliates, if a participant’s continuous service is terminated for cause (as defined in the Restated 2018 Plan), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with the Company or one of its affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any Common Stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate the Company’s insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of Common Stock pursuant to the exercise of a stock option under the Restated 2018 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to the Company; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to the Company of shares of Common Stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.

Stock options granted under the Restated 2018 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the Restated 2018 Plan may be subject to different vesting schedules as the Plan Administrator may determine. In addition, the Restated 2018 Plan provides that stock options may include a provision whereby the participant may elect to exercise the stock option as to any part or all of the shares of Common Stock subject to the stock option prior to the full vesting of the stock option, following which any unvested shares may be subject to a repurchase right in favor of the Company.

The Plan Administrator may impose limitations on the transferability of stock options granted under the Restated 2018 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the Restated 2018 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of Common Stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of the Company’s stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of the Company’s total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of the Common Stock subject to the ISO on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.

Subject to adjustment for specified changes in capitalization, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of ISOs under the Restated 2018 Plan is 80,000,000 shares.

Stock Appreciation Rights

Stock appreciation rights may be granted under the Restated 2018 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of the Common Stock subject to the stock appreciation right on the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of Common Stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the Restated 2018 Plan.

Restricted Stock Awards

Restricted stock awards may be granted under the Restated 2018 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to the Company, the participant’s services performed for the Company or any of its affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of Common Stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by the Company in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of Common Stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. A restricted stock award agreement may provide that any dividends paid on restricted stock will be subject to the same vesting conditions as apply to the shares subject to the restricted stock award. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by the Company.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the Restated 2018 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of Common Stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Dividend equivalents may be credited in respect of shares of Common Stock covered by a restricted stock unit award, provided that any additional shares credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying restricted stock unit award. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with the Company or one of its affiliates, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Awards

The Restated 2018 Plan allows the Company to grant performance stock and cash awards. A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator. In addition, to the extent permitted by applicable law and the performance stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.

A performance cash award is a cash award that is payable contingent upon the attainment of performance goals during a performance period. A performance cash award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator. The Plan Administrator may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have the option for his or her performance cash award to be paid in cash or other property.

Performance goals under the Restated 2018 Plan may be based on one, or a combination of, criteria, as determined by the Board, including, without limitation: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) earnings before interest, taxes, depreciation, amortization and legal settlements; (5) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (6) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (7) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (8) total stockholder return; (9) return on equity or average stockholder’s equity; (10) return on assets, investment, or capital employed; (11) stock price; (12) margin (including gross margin); (13) income (before or after taxes); (14) operating income; (15) operating income after taxes; (16) pre-tax profit; (17) operating cash flow; (18) sales or revenue targets; (19) increases in revenue or product revenue; (20) expenses and cost reduction goals; (21) improvement in or attainment of working capital levels; (22) economic value added (or an equivalent metric); (23) market share; (24) cash flow; (25) cash flow per share; (26) share price performance; (27) debt reduction; (28) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment, clinical trial results, new and supplemental indications for existing products, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, and product supply); (29) stockholders’ equity; (30) capital expenditures; (31) debt levels; (32) operating profit or net operating profit; (33) workforce diversity; (34) growth of net income or operating income; (35) billings; (36) bookings; (37) employee retention; (38) initiation of phases of clinical trials and/or studies by specific dates; (39) patient enrollment rates; (40) budget management; (41) submission to, or approval by, a regulatory body (including, but not limited to the U.S. Food and Drug Administration) of an applicable filing or a product candidate; (42) regulatory milestones; (43) progress of internal research or clinical programs; (44) progress of partnered programs; (45) partner satisfaction; (46) timely completion of clinical trials; (47) submission of INDs and NDAs and other regulatory achievements; (48) research progress, including the development of programs; (49) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; (50) customer satisfaction; and (51) other measures of performance selected by the Board.

Performance goals may be based on a Company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any items that are unusual in nature or occur infrequently as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item.

In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards

Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to other stock awards under the Restated 2018 Plan. The Plan Administrator has have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of Common Stock to be granted and all other terms and conditions of such other stock awards.

Clawback Policy

Awards granted under the Restated 2018 Plan are subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement as the Plan Administrator determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of cause.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the Restated 2018 Plan and by which the share reserve may increase automatically each year; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class and maximum number of shares that may be awarded to any non-employee director; and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transaction

In the event of a corporate transaction or a change in control (as defined in the Restated 2018 Plan and described below), the Plan Administrator may take one or more of the following actions with respect to stock awards, contingent upon the closing or consummation of the corporate transaction, unless otherwise provided in the instrument evidencing the stock award, in any other written agreement between the Company or one of its affiliates and the participant or in the Company’s director compensation policy, or unless otherwise provided by the Plan Administrator at the time of grant of the stock award:

•

arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the stock award or to substitute a similar stock award for the stock award (including an award to acquire the same consideration paid to the Company’s stockholders pursuant to the corporate transaction);

•

arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of common stock issued pursuant to the stock award to the surviving or acquiring corporation (or its parent company);

•

accelerate the vesting (and, if applicable, the exercisability) of the stock award to a date prior to the effective time of the corporate transaction as determined by the Plan Administrator (or, if the Plan Administrator does not determine such a date, to the date that is five days prior to the effective date of the corporate transaction), with the stock award terminating if not exercised (if applicable) at or prior to the effective time of the corporate transaction; provided, however, that the Plan Administrator may require participants to complete and deliver to the Company a notice of exercise before the effective date of a corporate transaction, which is contingent upon the effectiveness of the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the stock award;

•

cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, and pay such cash consideration (including no consideration) as the Plan Administrator may consider appropriate; and

•

make a payment, in such form as may be determined by the Board equal to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the stock award immediately prior to the effective time of the transaction, over (ii) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero if the value of the property is equal to or less than the exercise price. In addition, any escrow, holdback, earnout or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of common stock.

The Plan Administrator is not required to take the same action with respect to all stock awards or portions of stock awards or with respect to all participants. The Plan Administrator may take different actions with respect to the vested and unvested portions of a stock award.

In the event of a corporate transaction, unless otherwise provided in the instrument evidencing a performance cash award or any other written agreement between the Company or one of its affiliates and the participant, or unless otherwise provided by the Plan Administrator, all performance cash awards will terminate prior to the effective time of the corporate transaction.

For purposes of the Restated 2018 Plan, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of the Company’s consolidated assets; (ii) a sale or other disposition of more than 50% of the Company’s outstanding securities; (iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control

Under the Restated 2018 Plan, a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the Restated 2018 Plan and described below) as may be provided in the participant’s stock award agreement, in any other written agreement with the Company or one of its affiliates or in any director compensation policy, but in the absence of such provision, no such acceleration will occur.

For purposes of the Restated 2018 Plan, a change in control generally will be deemed to occur in the event: (i) a person, entity or group acquires, directly or indirectly, securities representing more than 50% of the combined voting power of the Company’s then outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (ii) there is consummated a merger, consolidation, or similar transaction and, immediately after the consummation of such transaction, the Company’s stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity in substantially the same proportions as their ownership of the Company’s outstanding voting securities immediately prior to such transaction; (iii) the stockholders or the Board approve a plan of complete dissolution or liquidation, or a complete dissolution or liquidation will otherwise occur, except for a liquidation into a parent corporation; (iv) there is consummated a sale or other disposition of all or substantially all of the Company’s consolidated assets, other than a sale or other disposition to an entity in which more than 50% of the entity’s combined voting power is owned by the Company’s stockholders in substantially the same proportions as their ownership of the Company’s outstanding voting securities immediately prior to such sale or other disposition; or (v) a majority of the Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the board members or their approved successors.

Plan Amendments and Termination

The Plan Administrator has the authority to amend or terminate the Restated 2018 Plan at any time. However, except as otherwise provided in the Restated 2018 Plan or an award agreement, no amendment or termination of the Restated 2018 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent.

The Restated 2018 Plan is effective as of the date we received stockholder approval, or April 24, 2026.No incentive stock options may be granted under the Restated 2018 Plan after the tenth anniversary of the date the Restated 2018 Plan was originally adopted by the Board.

U.S. Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences to participants and the Company with respect to participation in the Restated 2018 Plan, which will not become effective until the date of the closing of the business combination. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the Restated 2018 Plan. The Restated 2018 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. The Company’s ability to realize the benefit of any tax deductions described below depends on the Company’s generation of taxable income as well as the requirement of reasonableness and the satisfaction of the Company’s tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by the Company or one of its affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The Restated 2018 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

The Company is not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, and provided that either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Performance Awards and Other Stock Awards

Generally, the recipient of a performance award or an other stock award will recognize ordinary income at the time the stock or cash subject to the award is delivered to the recipient. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a performance award or an other stock award will be the amount paid for such shares, if any, plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the award.

New Plan Benefits

Future grants under the Restated 2018 Plan will be made at the discretion of the plan administrator. Benefits under the Restated 2018 Plan will depend on a number of factors, including the fair market value of our shares of Common Stock on future dates and the exercise decisions made by participants. Consequently, at this time, it is not possible to determine the future benefits that might be received by participants receiving discretionary grants under the Restated 2018 Plan following effectiveness of the Restated 2018 Plan.

Historical Equity Awards Table

The table below sets forth the number of restricted stock units, restricted stock awards and stock options granted over the lifetime of the Original 2018 Plan, as amended by the First Amendment, to the individuals and groups indicated below as of April 27, 2026. No other forms of equity awards have been granted under the Original 2018 Plan, as amended by the First Amendment as of April 27, 2026.

Name and Position	Restricted Stock Units (#)	Restricted Stock (#)	Stock Options (#)
Sumit Aggarwal Chief Executive Officer	66,978	1,165,000	7,411,143
Daniel E. Geffken Interim Chief Financial Officer	—	—	2,500
All Current Executive Officers as a Group	66,978	1,165,000	—
All Non-Executive Officer Directors as a Group	39,942	—	587,224
Each Nominee for Election as a Director (0 Persons)	—	—	—
Each Associate of Any Director, Executive Officer or Nominee (0 Persons)	—	—	—
Each Other Person Who Received or Is to Receive 5% of Awards (0 Persons)	—	—	—
All Non-Executive Officer Employees as a Group (0 Persons)	106,920	1,165,000	8,000,867

Additional Information

This summary of the Restated 2018 Plan is intended to provide you with basic information concerning the Restated 2018 Plan and is qualified by the full text of the form of Restated 2018 Plan included as Appendix B to this Information Statement.

Registration with the SEC

We intend to file a Registration Statement relating to the shares subject to incentive awards under the Restated 2018 Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable following the approval of the Restated 2018 Plan by our stockholders.

Vote Required

Under the DGCL, our Certificate of Incorporation and our Bylaws, the written consent of the stockholders holding a majority of the issued and outstanding shares of Common Stock is required to adopt the Restated 2018 Plan. Accordingly, this action was approved by the affirmative vote of the Majority Stockholders through the Written Consent.

ACTION THREE

APPROVAL OF REVERSE STOCK SPLIT

Overview

The Majority Stockholders have approved and authorized amendments to our Certificate of Incorporation to effect the Reverse Stock Split (the “Reverse Stock Split Charter Amendment”) of our issued and outstanding shares of Common Stock at a ratio ranging from any whole number between one-for-two to one-for-twenty (1:2 to 1:20), with such exact ratio to be determined at the sole discretion of the Board (the “Approved Split Ratio”) at any time on or prior to the one-year anniversary of the Record Date and with such Reverse Stock Split to be effected at such time and date as determined by the Board in its sole discretion. Once effected by filing the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware, the Reverse Stock Split will combine between 2 to 20 shares of our Common Stock into one share of our Common Stock. If implemented, the Reverse Stock Split will have the effect of decreasing the number of shares of our Common Stock issued and outstanding but would have no impact on the number of shares of Common Stock authorized by our Certificate of Incorporation.

The Reverse Stock Split Charter Amendment is set forth in Appendix C of this Information Statement, subject to the Board’s determination, in its sole discretion, whether or not to implement the Reverse Stock Split, as well as the specific ratio within the range of the Approved Split Ratio, and provided that the Reverse Stock Split must be effected on or prior to the one-year anniversary of the Record Date. The text of Appendix C remains subject to modification to include such changes as may be required by the Secretary of State of the State of Delaware and non-substantive changes. The Board reserves the right to elect to abandon the Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Purpose and Rationale for the Reverse Stock Split

Satisfaction of Initial Listing Requirements of the Nasdaq Capital Market.

We have commenced the process of applying to re-list our Common Stock on the Nasdaq Capital Market. Our Board submitted the Reverse Stock Split to our stockholders for approval with the primary intent of increasing the price per share of our Common Stock to allow us to meet the initial listing requirements of the Nasdaq Capital Market and to make our Common Stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in the Company’s and our stockholders’ best interests. However, there can be no assurance that we will complete our application to list, that we will meet all of the initial listing requirements of the Nasdaq Capital Market or that we will be accepted to list on the Nasdaq Capital Market.

The Nasdaq Capital Market requires, among other items, an initial bid price of at least $4.00 per share and following initial listing, maintenance of a continued price of at least $1.00 per share. Reducing the number of outstanding shares of our Common Stock should, absent other factors, increase the per share market price of our Common Stock because by condensing between two and twenty (2 to 20) pre-split shares into one (1) share of Common Stock, the market price of a post-split share should generally be greater than the current market price of a pre-split share. However, we cannot provide any assurance that, following the Reverse Stock Split, our minimum bid price would remain over the minimum bid price requirements of the Nasdaq Capital Market.

Increase Our Common Stock Price to a Level More Appealing for Investors.

We believe that the Reverse Stock Split could enhance the appeal of our Common Stock to the financial community, including institutional investors, and the general investing public. Because our Common Stock is not currently listed on a national securities exchange and presently trades at less than $1.00, trading in our Common

Stock is subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by brokers or dealers in connection with any trades involving a stock defined as a “penny stock.” Because our Common Stock is presently classified as a “penny stock,” prior to effectuating any transaction in our Common Stock, a broker or dealer is required to make a suitability determination as to the proposed purchaser of our Common Stock and to receive a written agreement, meeting certain requirements. The additional burdens imposed upon brokers or dealers by such requirements serve to discourage brokers or dealers from effecting transactions in our Common Stock, which limits the market liquidity of our Common Stock and the ability of investors to trade our Common Stock.

Many institutional investors and investment funds are reluctant to invest in lower-priced securities and brokerage firms may be reluctant to recommend lower priced stock to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid in the event that an investor wishes to sell its shares, or are less likely to be followed by institutional securities research firms and therefore to have less third-party analysis of the company available to investors. We believe that the anticipated increased stock price immediately following and resulting from the Reverse Stock Split may encourage interest and trading in our Common Stock and thus possibly promote greater liquidity for our stockholders, thereby resulting in a broader market for our Common Stock than that which currently exists.

To Decrease the Risk of Market Manipulation of our Common Stock.

The Board believes that the potential increase in stock price may reduce the risk of market manipulation of our Common Stock, which we believe is enhanced when our Common Stock trades below $1.00 per share. By reducing market manipulation risk, we may also thereby potentially decrease the volatility of our stock price.

Determination of the Ratio for the Reverse Stock Split

If the Board determines that it is in the best interests of the Company and its stockholders to move forward with the Reverse Stock Split, the Approved Split Ratio will be selected by the Board, in its sole discretion. However, the Approved Split Ratio will not be less than a ratio of one-for-two (1:2) or exceed a ratio of one-for-twenty (1:20). In determining which Approved Split Ratio to use, the Board will consider numerous factors, including the historical and projected performance of our Common Stock, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of our Common Stock in the period following the effectiveness of the Reverse Stock Split. The Board will also consider the impact of the Approved Split Ratio on investor interest. The purpose of selecting a range is to give the Board the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

Principal Effects of the Reverse Stock Split

After the effective date of the Reverse Stock Split, each stockholder will own a reduced number of shares of Common Stock. The proposed Reverse Stock Split will affect all stockholders uniformly. The proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the proposed Reverse Stock Split. For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to the Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of our Common Stock immediately after the Reverse Stock Split.

After the effective date of the Reverse Stock Split, our Common Stock will have a new CUSIP number, which is used to identify our Common Stock.

Our Common Stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act. Our Common Stock would continue to be reported on the OTC Expert Market under the symbol “ELOX”.

Relative Increase in Number of Authorized Shares of Common Stock for Issuance

The Reverse Stock Split will not affect the number of authorized shares or the par value of our capital stock. Although the number of authorized shares of our Capital Stock will not change as a result of the Reverse Stock Split, the number of shares of our Common Stock issued and outstanding will be reduced in proportion to the ratio selected by the Board. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split.

Following the Reverse Stock Split, all or any of the authorized and unissued shares of our Common Stock may be issued in the future for such corporate purposes and such consideration as the Board deems advisable from time to time, without further action by the stockholders of our Company and without first offering such shares to our stockholders. When and if additional shares of our Common Stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of Common Stock, including the right to cast one vote per share.

Except pursuant to incentive awards issued under the Company’s equity incentive plans and outstanding warrants, the Company presently has no plan, commitment, arrangement, understanding, or agreement regarding the issuance of Common Stock. However, the Company regularly considers its capital requirements and may conduct securities offerings, including equity and/or equity linked offerings, in the future. Any shares issuable pursuant to such incentive awards or warrants will be subject to the Reverse Stock Split ratio determined by the Board.

Because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued shares of Common Stock, the future issuance of additional shares of Common Stock will reduce our current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of Common Stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of Common Stock. If these factors were reflected in the price per share of our Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a stockholder’s investment.

Potential Effects of the Reverse Stock Split

The table below illustrates the effect of the Reverse Stock Split on the number of shares of our common stock that would be issued and outstanding as of April 28, 2026.

Reverse Stock Split Ratio	Approximate Number of Issued and Outstanding Shares of Common Stock
1-for-2	3,786,967
1-for-5	1,514,787
1-for-10	757,393
1-for-15	504,929
1-for-20	378,696

The table above does not take into account fractional share adjustments.

Effect on Outstanding Derivative Securities

The Reverse Stock Split will require that proportionate adjustments be made to the conversion rate, the per share exercise price and the number of shares issuable upon the exercise or conversion of the following outstanding derivative securities issued by us, in accordance with the Approved Split Ratio (all figures are as of the Record Date, and are on a pre-Reverse Stock Split basis), including:

•	52,048,185 shares of Common Stock issuable upon exercise of warrants with an exercise price of $0.01 per share;

•	554,446 shares of Common Stock issuable upon exercise of warrants with a weighted average exercise price of $4.13 per share; and

•	9,670,635 shares of Common Stock issuable upon exercise of outstanding options with a weighted average exercise price of $1.731 per share.

The adjustments to the above securities, as required by the Reverse Stock Split and in accordance with the Approved Split Ratio, would result in approximately the same aggregate price being required to be paid under such securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split.

Effective Date

The proposed Reverse Stock Split would become effective upon filing of the Reverse Stock Split Charter Amendment with the office of the Secretary of State of the State of Delaware (the “Effective Time”) unless another effective date is set forth in the Reverse Stock Split Charter Amendment. On the effective date, shares of Common Stock issued and outstanding and shares of Common Stock held in treasury, in each case, immediately prior thereto will be combined and reclassified, automatically and without any action on the part of our stockholders, into new shares of Common Stock in accordance with the Approved Split Ratio.

Treatment of Fractional Shares

No scrip or fractional shares would be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by the Board. Instead, each stockholder will be entitled to receive a cash payment in lieu of such fractional share. The cash payment to be paid will be equal to the fraction of a share to which such stockholder would otherwise be entitled multiplied by the fair market value of a share of Common Stock on at the Effective Time as determined reasonably and in good faith by the Board. The Company will not assess any transaction costs to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares for the period of time between the Effective Time and the date payment is received.

After the Reverse Stock Split, then-current stockholders would have no further interest in our Company with respect to their fractional shares. A person entitled to only a fractional share would not have any voting, dividend or other rights in respect of their fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post-Reverse Stock Split stockholders to the extent that there are stockholders holding fewer than the number of shares being consolidated into one share under the Approved Split Ratio. Reducing the number of post-Reverse Stock Split stockholders, however, is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Record and Beneficial Stockholders

If our Board elects to implement the Reverse Stock Split, stockholders of record holding some or all of their shares of Common Stock electronically in book entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of Common Stock they hold after the Reverse Stock Split. Non-registered stockholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your bank, broker or nominee.

If our Board elects to implement the Reverse Stock Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal, as soon as practicable after the effective date of the Reverse Stock Split. Our transfer agent will act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. Until surrender, each certificate representing shares before the Reverse Stock Split would continue to be valid and would represent the adjusted number of whole shares based on the Approved Split Ratio. No new post-Reverse Stock Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-REVERSE STOCK SPLIT STOCK

CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

No Appraisal Rights

Under the DGCL, our stockholders are not entitled to appraisal rights with respect to the Reverse Stock Split, and we will not independently provide our shareholders with such rights when the Reverse Stock Split is effected.

Accounting Consequences

The par value per share of Common Stock would remain unchanged at $0.01 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced proportionally from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding. The shares of Common Stock held in treasury, if any, will also be reduced proportionately based on the Approved Split Ratio. Retroactive restatement will be given to all share numbers in the financial statements, and accordingly all amounts including per share amounts will be shown on a post-split basis. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Material Federal U.S. Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of a Reverse Stock Split to our stockholders. The summary is based on the Code, applicable U.S. Department of the Treasury regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Information Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal

Revenue Service (the “IRS”) regarding the federal income tax consequences of a Reverse Stock Split. This discussion only addresses stockholders who hold Common Stock as capital assets. It does not purport to be complete and does not address stockholders subject to special tax treatment under the Code, including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-Reverse Stock Split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-Reverse Stock Split shares pursuant to the exercise of employee stock options or otherwise as compensation. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purpose) holding our Common Stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them. In addition, the following discussion does not address the tax consequences of the Reverse Stock Split under state, local and foreign tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split.

We believe that because the Reverse Stock Split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, the Reverse Stock Split should have the following federal income tax effects. The Reverse Stock Split is expected to constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. A stockholder who receives solely a reduced number of shares of Common Stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of Common Stock will equal the stockholder’s basis in its old shares of Common Stock and such stockholder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged. The Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of Common Stock surrendered in a recapitalization to shares received in the recapitalization. Stockholders of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

We will not recognize any gain or loss as a result of the proposed Reverse Stock Split.

A stockholder of our Common Stock will be subject to backup withholding if such stockholder is not otherwise exempt and such stockholder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a stockholder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. Stockholders of our Common Stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Vote Required

Under the DGCL, our Certificate of Incorporation and our Bylaws, the written consent of stockholders holding a majority of the issued and outstanding shares of Common Stock is required. Accordingly, this action was approved by the affirmative vote of the Majority Stockholders through the Written Consent.

ACTION FOUR

APPROVAL OF REDUCTION IN SHARES OF COMMON STOCK AUTHORIZED

Overview

The Majority Stockholders have approved and authorized an amendment to our Certificate of Incorporation to decrease the number of authorized shares of Common Stock from 500,000,000 to 100,000,000 (the “Authorized Shares Reduction”), such decrease to be effected at such time and date as determined by the Board at any time on or prior to the one-year anniversary of the Record Date as determined by the Board in its sole discretion.

The amendment to our Certificate of Incorporation effect the Authorized Shares Reduction is set forth in Appendix C of this Information Statement, subject to the Board’s determination, in its sole discretion, whether or not to implement the Authorized Shares Reduction, and provided that the Authorized Shares Reduction must be effected on or prior to the one-year anniversary of the Record Date. The text of Appendix C remains subject to modification to include such changes as may be required by the Secretary of State of the State of Delaware and non-substantive changes. The Board reserves the right to elect to abandon the Authorized Shares Reduction if it determines, in its sole discretion, that the Authorized Shares Reduction is no longer in the best interests of the Company and its stockholders.

Current Capital Structure

As of April 28, 2026, we had 500,000,000 shares of common stock authorized under our Certificate of Incorporation, of which 7,573,935 shares are issued and outstanding, 62,298,016 shares are reserved for issuance upon the exercise of outstanding warrants, options or restricted stock units and 9,162,042 shares are reserved for issuance under the Restated 2018 Plan. This leaves 420,966,007 shares of our authorized Common Stock unissued and unreserved and available for future issuance.

Background and Purpose of the Amendment

In December 2022, we completed a reverse stock split and Action Three described herein is the authorization of an additional reverse stock split. The number of authorized shares of common stock remained unchanged at 500,000,000 shares. We believe this is number of authorized shares of common stock is significantly more than the Company’s requires at this point in its operations. In addition, the reduction in the number of authorized shares of common stock will decrease the potential dilution to our stockholders, which we believe has the potential to make our common stock a more attractive investment. By reducing the number of authorized shares of common stock we may also reduce the amount of franchise tax that we pay the State of Delaware.

Effects of Authorized Shares Reduction

The effect of the Authorized Shares Reduction will be that the number of authorized shares of our common stock will be reduced from 500,000,000 to 100,000,000. The Authorized Shares Reduction would not have any effect on the rights of existing stockholders, and the par value of the common stock would remain unchanged at $0.01 per share.

Effective Date; Reservation of Rights

The Authorized Shares Reduction will become effective on a date to be determined by our Board. If our Board determines, in its sole discretion, that the Authorized Shares Reduction is no longer in the best interests of the Company or its stockholders, we reserve the right to abandon the Authorized Shares Reduction without further action by our stockholders at any time before the filing of the necessary amendment to our Certificate of Incorporation with the Delaware Secretary of State. Our Board is authorized to determine when to file the necessary amendment to our Certificate of Incorporation for the Authorized Shares Reduction with the Delaware Secretary of State at any time on or before the one-year anniversary of the Record Date.

No Appraisal Rights

Under the DGCL, our stockholders are not entitled to appraisal rights with respect to the Authorized Shares Reduction, and we will not independently provide our shareholders with such rights when the Authorized Shares Reduction is effected.

Vote Required

Under the DGCL, our Certificate of Incorporation and our Bylaws, the written consent of stockholders holding a majority of the issued and outstanding shares of Common Stock is required. Accordingly, this action was approved by the affirmative vote of the Majority Stockholders through the Written Consent.

ADDITIONAL INFORMATION

Please read all sections of this Information Statement carefully. The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual reports on Form 10-K and quarterly reports on Form 10-Q with the SEC. You are encouraged to review our most recently filed Annual Report, together with any subsequent reports or other information that we have filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by writing to the Eloxx Pharmaceuticals, Inc., Attn: Secretary at P.O. Box 274, Arlington, MA 02476.

Costs of the Information Statement

The Company is mailing and/or distributing this Information Statement and will bear the costs associated therewith. The Company is not making any solicitations. The Company will request brokerage houses, nominees, custodians, fiduciaries, and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Appendix A

ELOXX PHARMACEUTICALS, INC. AMENDMENT TO 2018 EQUITY INCENTIVE PLAN

This Amendment to 2018 Equity Incentive Plan (this “Amendment”) is made effective as of this 19th day of September, 2025 (the “Effective Date”).

WHEREAS, the Board of Directors (the “Board”) and the stockholders (the “Stockholders”) of ELOXX PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), have previously approved and adopted the Eloxx Pharmaceuticals, Inc. 2018 Equity Incentive Plan, as adopted by the Board of Directors on March 12, 2018 and approved by the stockholders on March 26, 2018 (the “Plan”); and

WHEREAS, the Board has approved an amendment to the Plan, as provided herein.

WHEREAS, the Board intends to seek stockholder approval for this Amendment as soon as practicable.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. AMENDMENT TO SECTION 3(a). As of the Effective Date, Section 3(a) of the Plan is hereby deleted in its entirety and replaced with the following:

“Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards after the Effective Date shall not exceed 20,000,000 shares (the “Share Reserve”); provided that the Share Reserve will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1st of the year following the year in which the Effective Date occurs and ending on (and including) January 1, 2028, in an amount equal to 5% of the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.”

3. AMENDMENT TO SECTION 3(c). As of the Effective Date, Section 3(c) of the Plan is hereby deleted in its entirety and replaced with the following:

“Subject to the Share Reserve, and Section 9(a) relating to Capitalization Adjustments and notwithstanding any other provision of this Section 3, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be 30,000,000 shares of Common Stock.”

4. CONSTRUCTION. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Plan and the Stock Award Agreements. The terms of this Amendment amend and modify the Plan the Stock Award Agreements as if fully set forth therein. If there is any conflict between the terms, conditions and

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obligations of this Amendment and the Plan or the Stock Award Agreements, this Amendment’s terms, conditions and obligations shall control. All other provisions of the Plan and the Stock Award Agreements not specifically modified by this Amendment are preserved.

In Witness Whereof, this Amendment to 2018 Equity Incentive Plan is made effective as of the date first set forth above.

THE COMPANY:
ELOXX PHARMACEUTICALS, INC.

By:	/s/ Sumit Aggarwal
Name:	Sumit Aggarwal
Title:	Chief Executive Officer and President

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Appendix B

ELOXX PHARMACEUTICALS, INC.

AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL [●], 2026

APPROVED BY THE STOCKHOLDERS: APRIL [●], 2026

EFFECTIVE DATE: APRIL [●], 2026

1.	GENERAL.

(a) Plan History. The Eloxx Pharmaceuticals, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) was first adopted by the Board on March 12, 2018 and approved by our stockholders on March 26, 2018 (the “Original Effective Date”). On September 19, 2025, it was amended to increase the Share Reserve and aggregate Incentive Stock Option limit. As of the Effective Date, the 2018 Plan was amended and restated (as amended and restated, the “Plan”) to extend the term of the 2018 Plan and to make certain other clarifying and administrative amendments thereto.

(b) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(c) Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d) Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.	ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under his or her then-outstanding Award without his or her written consent except as provided in subsection (viii) below.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as provided in the Plan (including subsection (viii) below) or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding incentive stock options or (B) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(xi) To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new (1) Option or SAR, (2) Restricted Stock Award, (3) Restricted Stock Unit Award, (4) Other Stock Award, (5) cash and/or (6) other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be construed as being to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Rule 16b-3 Compliance. The Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to an Officer. The Board may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(z)(iii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards after the Effective Date shall not exceed 19,240,639 shares (the “Share Reserve”), which number is the sum of (i) 9,161,992 new shares added to the Plan on September 19, 2025 that remain available for grant as of the Effective Date, plus (ii) 239,511 new shares added to the Plan on January 1, 2026 (pursuant to the 2018 Plan’s annual share increase under this Section 3(a) prior to the amendment and restatement thereof), plus (iii) 9,839,136 shares underlying outstanding Stock Awards under the Plan as of the Effective Date, as such shares become available again from time to time pursuant to Section 3(b). In addition, the Share Reserve will automatically increase on January 1st of each year, for a period of not more than ten years from the Effective Date, commencing on January 1st of the year following the year in which the Effective Date occurs and ending on (and including) January 1, 2036, in an amount equal to 5% of the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c) Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 80,000,000 shares of Common Stock.

(d) Limitation on Grants to Non-Employee Directors. From and after the Original Effective Date, the maximum number of shares subject to Stock Awards granted under this Plan or under any other equity plan maintained by the Company during a single calendar year to any Non-Employee Director in connection with such Non-Employee Director’s service as a Director, taken together with any cash fees paid by the Company to such Non-Employee Director during such calendar year for service on the Board, will not exceed $500,000 in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes), or, with respect to the calendar year in which a Non-Employee Director is first appointed or elected to the Board, $1,000,000. Notwithstanding the foregoing, the limitations under this Section 3(d) shall not apply to Stock Awards and payments made pursuant to an agreement with a Director entered into prior to the Original Effective Date. The Board may make exceptions to these limits in extraordinary circumstances as determined by the Board in its sole discretion.

(e) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a Transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such

Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (and pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement) and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h) Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received on exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement) and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement) and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

(m) Early Exercise of Options. An Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not be required to exercise its repurchase right until at least six (6) months (or such longer or shorter period of time required to avoid classification of the Option as a liability for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option Agreement.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement or other written agreement between a Participant and the Company or an Affiliate, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable (including that may be granted, vest or exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board or Committee , in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board or the Committee may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board or Committee, in its sole discretion. The Board or the Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Board Discretion. The Board retains the discretion to adjust or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan, as necessary, such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act or other securities or applicable laws, the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the tax treatment or time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.	MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is domiciled or incorporated, as the case may be.

(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto), posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

(l) Compliance with Section 409A of the Code. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any Non-Employee Director pursuant to Section 3(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution. Except as otherwise provided in the Stock Award Agreement, in the event of a Dissolution of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such Dissolution, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the Dissolution is completed but contingent on its completion.

(c) Transaction. The following provisions will apply to Stock Awards in the event of a Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Transaction, which exercise is contingent upon the effectiveness of such Transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be $0 if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award. Unless otherwise provided in the instrument evidencing a Performance Cash Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board, in the event of a Transaction, then all Performance Cash Awards outstanding under the Plan will terminate prior to the effective time of such Transaction.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may suspend or terminate the Plan at any time. No Incentive Stock Option will be granted after the tenth anniversary of the earlier of (i) the Adoption Date, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan will not materially impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan (including Section 2(b)(viii)) or an Award Agreement.

11.	EFFECTIVE DATE OF PLAN.

The Plan will become effective on the Effective Date.

12.	CHOICE OF LAW.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13. DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Adoption Date” means the date the Plan is adopted by the Board.

(b) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c) “Award” means a Stock Award or a Performance Cash Award.

(d) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(g) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(h) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, embezzlement, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud, embezzlement or act of dishonesty against the Company or an Affiliate; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or an Affiliate or of any statutory duty owed to the Company or an Affiliate; (iv) such Participant’s unauthorized use or disclosure of the Company’s or an Affiliate’s confidential information or trade secrets; (v) the refusal or omission by the Participant to perform any duties required of him or her if such duties are consistent with duties customary for the position held with the Company or an Affiliate or persistent unsatisfactory performance or neglect of his or her job duties; or (vi) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(i) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in

Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution of liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur, except for a liquidation into a parent corporation;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply. To the extent required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

(j) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(k) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means Eloxx Pharmaceuticals, Inc., a Delaware corporation.

(n) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if the person satisfies the applicable definitions under the general instructions to a Form S-8 Registration Statement under the Securities Act at the time of the offer or the sale of the Company’s securities to such person.

(o) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder). The Board may determine whether any given leave of absence constitutes a termination of Continuous Service.

(p) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of more than 50% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(q) “Director” means a member of the Board.

(r) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(s) “Dissolution” means when the Company, after having executed a certificate of dissolution with the State of Delaware (or other applicable state), has completely wound up its affairs. Conversion of the Company into a Limited Liability Company (or any other pass-through entity) will not be considered a “Dissolution” for purposes of the Plan.

(t) “Effective Date” means the effective date of this Plan, which is the date this amendment and restatement of the 2018 Plan (originally effective as of the Original Effective Date) is approved by the Company’s stockholders, or April [ ], 2026.

(u) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(v) “Entity” means a corporation, partnership, limited liability company or other entity.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(x) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(y) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(z) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(aa) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(bb) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(cc) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(dd) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(ee) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ff) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(gg) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(hh) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ii) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(jj) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(kk) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(ll) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on one, or a combination of, criteria as determined by the Board, including, without limitation: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) earnings before interest, taxes, depreciation, amortization and legal settlements; (5) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (6) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (7) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (8) total stockholder return; (9) return on equity or average stockholder’s equity; (10) return on assets, investment, or capital employed; (11) stock price; (12) margin (including gross margin); (13) income (before or after taxes); (14) operating income; (15) operating income after taxes; (16) pre-tax profit; (17) operating cash flow; (18) sales or revenue targets; (19) increases in revenue or product revenue; (20) expenses and cost reduction goals; (21) improvement in or attainment of working capital levels; (22) economic value added (or an equivalent metric); (23) market share; (24) cash flow; (25) cash flow per share; (26) share price performance; (27) debt reduction; (28) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment, clinical trial results, new and supplemental indications for existing products, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, and product supply); (29) stockholders’ equity; (30) capital expenditures; (31) debt levels; (32) operating profit or net operating profit; (33) workforce diversity; (34) growth of net income or operating income; (35) billings; (36) bookings; (37) employee retention; (38) initiation of phases of clinical trials and/or studies by specific dates; (39) patient enrollment rates; (40) budget management; (41) submission to, or approval by, a regulatory body (including, but not limited to the U.S. Food and Drug Administration) of an applicable filing or a product candidate; (42) regulatory milestones; (43) progress of internal research or clinical programs; (44) progress of partnered programs; (45) partner satisfaction; (46) timely completion of clinical trials; (47) submission of INDs and NDAs and other regulatory achievements; (48) research progress, including the development of programs; (49) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; (50) customer satisfaction; and (51) other measures of performance selected by the Board.

(mm) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any items that are unusual in nature or occur infrequently as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(nn) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(oo) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(pp) “Plan” means this Amended and Restated Eloxx Pharmaceuticals, Inc. 2018 Equity Incentive Plan.

(qq) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(rr) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ss) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(tt) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(uu) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(vv) “Rule 405” means Rule 405 promulgated under the Securities Act.

(ww) “Securities Act” means the Securities Act of 1933, as amended.

(xx) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(yy) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(zz) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(aaa) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(bbb) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(ccc) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(ddd) “Transaction” means a Corporate Transaction or a Change in Control.

Appendix C

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF ELOXX PHARMACEUTICALS, INC.

1.	ELOXX PHARMACEUTICALS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

RESOLVED: That Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation, as amended and/or restated to date, be, and hereby is, amended and restated in its entirety to read as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Five Million (105,000,000) shares. The Corporation is authorized to issue two classes of stock designated “Common Stock” and “Preferred Stock,” respectively. The total number of shares of Common Stock authorized to be issued by the Corporation is One Hundred Million (100,000,000), each such share of Common Stock having a $0.01 par value. The total number of shares of Preferred Stock authorized to be issued by the Corporation is Five Million (5,000,000), each such share of Preferred Stock having a $0.01 par value.

That, effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment to the Amended and Restated Certificate of Incorporation is filed with the Office of the Secretary of State of the State of Delaware (the “Reverse Stock Split Effective Time”), a one-for-[__]1 reverse stock split of the Common Stock shall become effective, pursuant to which each [__] ([__])1 shares of Common Stock issued and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Reverse Stock Split Effective Time shall be reclassified and combined into one (1) validly issued, fully-paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Reverse Stock Split Effective Time and shall represent one share of Common Stock from and after the Reverse Stock Split Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.01 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Reverse Stock Split Effective Time, shall be entitled to receive, automatically and without any action by the holder, a cash payment (the “Fractional Share Cash Payment”) equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined reasonably and in good faith by the Board of Directors; provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (i) (a) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Reverse Stock Split Effective Time formerly represented by certificates that the holder is at the time surrendering and (b) the aggregate number of shares of Common Stock after the Reverse Stock Split Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified; and (ii) with respect to holders of shares of Common Stock in book-entry form in the records of the Corporation’s transfer agent that were issued and outstanding immediately prior to the Reverse Stock Split Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Reverse Stock Split Effective Time, shall be entitled to receive the Fractional Share Cash Payment automatically and without any action by the holder.

[1]

Shall be a whole number between and including 2 and 20, which number is referred to as the “Reverse Split Factor” (it being understood that any Reverse Split Factor within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the Board and stockholders in accordance with Section 242 of the Delaware General Corporation Law).

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The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.”

SECOND: That, by written consent of stockholders of the Corporation, the aforesaid amendment was duly adopted by the stockholders of the Corporation.

THIRD: That the aforesaid amendment has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be duly executed in its corporate name by a duly authorized officer of the Corporation as of the [__] day of [__], 2026.

ELOXX PHARMACEUTICALS, INC.

By:
Name:	[ ]
Title:	[ ]

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